CHAPMAN AND CUTLER LLP
                              111 W. MONROE STREET
                            CHICAGO, ILLINOIS 60603



                                November 12, 2003



First Trust/Four Corners Senior
  Floating Rate Income Fund
1001 Warrenville Road
Lisle, Illinois 60532


         Re:    First Trust/Four Corners Senior Floating Rate Income Fund
                ---------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for First Trust/Four Corners Senior Floating Rate Income Fund (the "Fund") in connection with the registration under the Securities Act of 1933 (the "Act") of certain of its preferred shares of beneficial interest (the "Shares") covered by Registration Statement No. 333-109680 on Form N-2, as it is proposed to be amended by Pre-Effective Amendment No. 1 (as proposed to be amended, the "Registration Statement").

         In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the declaration of trust and by-laws of the Fund, actions of the board of trustees of the Fund authorizing the issuance of shares of the Fund and the Registration Statement.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Registration Statement and the authorized consideration therefor is received by the Fund, will be legally issued, fully paid and non-assessable, except that, as indicated in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

         In rendering the foregoing opinion, we have relied upon the opinion of Bingham McCutchen LLP expressed in their letter to us dated November 12, 2003.

First Trust/Four Corners Senior
  Floating Rate Income Fund
November 12, 2003
Page 2


         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                          Very truly yours,

                                          /s/ Chapman and Cutler LLP